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                                                                       Exhibit 2

                             JOINT FILING AGREEMENT

     Phelps Dodge Overseas Capital Corporation ("Phelps Dodge Overseas"), Climax Molybdenum B.V. ("Climax"), and Phelps Dodge Corporation ("PDC") hereby agree that the Amendment No. 2 to Schedule 13D to which this Joint Filing Agreement is attached as an exhibit is filed with the Securities and Exchange Commission on behalf of each of Phelps Dodge Overseas, Climax and PDC.

     IN WITNESS WHEREOF, the parties have signed this Joint Filing Agreement as of the 8th day of April, 2005.

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                              PHELPS DODGE OVERSEAS CAPITAL
                              CORPORATION



                              By: /s/ S. David Colton
                                 ---------------------------------
                                 Name: S. David Colton
                                 Title: Senior Vice President and
                                        General Counsel



                              CLIMAX MOLYBDENUM B.V.




                              By:  /s/ David H. Thornton
                                  ----------------------------------
                                  Name:  David H. Thornton
                                  Title: Director



                               PHELPS DODGE CORPORATION


                              By: /s/ S. David Colton
                                  ----------------------------------
                                  Name: S. David Colton
                                  Title: Senior Vice President and General
                                         Counsel